SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ____________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                          Temecula Valley Bancorp Inc.
             (Exact name of registrant as specified in its charter)
                          ____________________________

            California                                  46-0476193
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

 27710 Jefferson Avenue, Suite A100                          92590
          Temecula, CA                                    (Zip Code)
(Address of Principal Executive Offices)

             Temecula Valley Bancorp Inc. 2004 Stock Incentive Plan
                            (Full title of the plan)
                          ____________________________

                                DONALD A. PITCHER
            Executive Vice President, Chief Financial Officer and Secretary
                          Temecula Valley Bancorp Inc.
                       27710 Jefferson Avenue, Suite A100
                               Temecula, CA 92590
                     (Name and address of agent for service)
                          ____________________________

                                 (909) 694-9940
          (Telephone number, including area code, of agent for service)
                          ____________________________

                                    Copy to:
                            STEPHANIE E. ALLEN, ESQ.
                            McAndrews, Allen & Matson
                          2040 Main Street, 14th Floor
                                Irvine, CA 92614
                                 (949) 955-3334
                          ____________________________

                         Calculation of Registration Fee

================================================================================
                                                   Proposed
                                  Proposed         maximum
Title of           Amount to be   maximum          aggregate
securitiesto       registered     offering price   offering     Amount of
be registered:     (1)            per share (2)    price (2)    registration fee
Common Stock, no   700,000        $13.35           $9,345,000   $1,184.00
par value share
--------------------------------------------------------------------------------

(1) The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar events.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on May 20, 2004, as reported on The Nasdaq Stock Market, Inc. National Market System.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (a) Annual Report on Form 10-K of Temecula Valley Bancorp Inc. (the "Company") for the year ended December 31, 2003;

     (b) Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004;

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

     This Item is not applicable.

Item 5. Interests of Named Experts and Counsel.

     This Item is not applicable.

Item 6. Indemnification of Directors and Officers.

     Pursuant to the Company's Articles of Incorporation, the Company is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law. The Company's Bylaws provide that each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an agent of the Company, is entitled to indemnification. Any such agent is to be indemnified and held harmless by the Company to the fullest extent authorized by law. The Bylaws further provide for indemnification in excess of that expressly permitted by
Section 317 of the California Corporation's Code. Section 317 of the California Corporation's Code generally provides that: A corporation has the power to indemnify any agent of the corporation in a proceeding against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. A corporation further has the power to indemnify any agent who is a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification is allowed in the following circumstances: (1) the person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) amounts paid in settling or otherwise disposing of a pending action without court approval; (3) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Item 7. Exemption from Registration Claimed.

     This Item is not applicable.

Item 8. Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------

2(i) Bank and Company Amended and Restated Plan of Reorganization dated as of April 2, 2002, filed June 3, 2002, is an Exhibit to Form 8-A12G.

2(ii) Agreement and Plan of Merger of Temecula Merger Corporation and Temecula Valley Bancorp is an Exhibit to the Company's Definitive 14A, filed November 20, 2003.

3(i) Articles of Incorporation of Temecula Valley Bancorp Inc., a California Corporation, is an Exhibit to the Company's Definitive 14A, filed November 20, 2003.

3(ii) Bylaws of Temecula Valley Bancorp Inc., as amended, is an Exhibit to the Company's Form 10-Q, filed May 17, 2004.

4.1 Common Stock Certificate of Temecula Valley Bancorp Inc. is an Exhibit to the Company's Form 10-Q, filed May 17, 2004.

4.2 Warrant Certificate of Temecula Valley Bank, N.A. as adopted by Temecula Valley Bancorp Inc., filed June 3, 2002, is an Exhibit to Temecula Valley Bancorp's Form 8-A12G.

5              Opinion of McAndrews, Allen & Matson.

10.1 Temecula Valley Bank, N.A. Lease Agreement for Main Office, filed March 11, 2003, is an Exhibit to Temecula Valley Bancorp's Form 10KSB.

10.2 Stephen H. Wacknitz Employment Agreement dated October 1, 2003, filed March 31, 2004, is an Exhibit to Temecula Valley Bancorp's Form 10-K.

10.3 Brian D. Carlson Employment Agreement dated December 1, 2003, filed March 31, 2004, is an Exhibit to Temecula Valley Bancorp's Form 10-K.

10.4 Luther J. Mohr Employment Agreement dated October 1, 2003, filed March 31, 2004, is an Exhibit to Temecula Valley Bancorp's Form 10-K.

10.5 Thomas P. Ivory Employment Agreement dated January 25, 2001, filed March 11, 2003, is an Exhibit to Temecula Valley Bancorp's Form 10KSB.

10.6 401(k) Plan, filed April 16, 2004, is an Exhibit to Temecula Valley Bancorp's Form 10-K, Amendment No. 2.

10.11 1996 Incentive and Non Qualified Stock Option Plan (Employees), as amended by that certain First Amendment effective May 15, 2001 and that certain Second Amendment effective May 15, 2002, filed March 11, 2003, is an Exhibit to Temecula Valley Bancorp's Form 10KSB.

10.12 1997 Non Qualified Stock Option Plan (Directors), as amended by that certain First Amendment effective May 15, 2001 and that certain Second Amendment effective May 15, 2002, filed March 11, 2003, is an Exhibit to Temecula Valley Bancorp's Form 10KSB.

10.13 Amended and Restated Salary Continuing Agreement between Temecula Valley Bank and Stephen H. Wacknitz dated January 1, 2004 is an Exhibit to the Company's Form 10-Q, filed May 17, 2004.

10.14 Amended and Restated Salary Continuing Agreement between Temecula Valley Bank and Luther J. Mohr dated January 1, 2004 is an Exhibit to the Company's Form 10-Q, filed May 17, 2004.

10.15 Amended and Restated Salary Continuation Agreement between Temecula Valley Bank and Scott Word dated January 1, 2004 is an Exhibit to the Company's Form 10-Q, filed May 17, 2004.

10.16 Amended and Restated Salary Continuing Agreement between Temecula Valley Bank and Brian D. Carlson dated January 1, 2004 is an Exhibit to the Company's Form 10-Q, filed May 17, 2004.

10.17          Temecula Valley Bancorp Inc. 2004 Stock Incentive Plan.

23.1           Consent of Vavrinek, Trine, Day & Co., LLP, independent auditors.

Item 9. Undertakings.

A.   The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California, on the 24th day of May, 2004.

                                             TEMECULA VALLEY BANCORP INC.

                                             By:         /s/ DONALD A. PITCHER
                                                      --------------------------
                                                      Donald A. Pitcher
                                                      Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 24th day of May, 2004 by the following persons in the capacities indicated:

     Name                     Signature                      Title
     ----                     ---------                      -----
     Steven W. Aichle         /S/ STEVEN W. AICHLE           Director
                              --------------------

     Robert P. Beck           /S/ ROBERT P. BECK             Director
                              ------------------

     Neil M. Cleveland        /S/ NEIL M. CLEVELAND          Director
                              ---------------------

     Luther J. Mohr           /S/ LUTHER J. MOHR             Director
                              ------------------

     Donald A. Pitcher        /S/ DONALD A. PITCHER          Chief Financial
                              ---------------------          Officer & Secretary

     Stephen H. Wacknitz      /S/ STEPHEN H. WACKNITZ        President, CEO &
                              -----------------------        Director

     Richard W. Wright        /S/ RICHARD W. WRIGHT          Director
                              ---------------------

                                  EXHIBIT INDEX

Exhibit
Number
------

5        Opinion of McAndrews, Allen & Matson

10.17    Temecula Valley Bancorp Inc. 2004 Stock Incentive Plan

23.1     Consent of Vavrinek, Trine, Day & Co., LLP, independent auditors